United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2004

Commission File Number 001-31673

CINGULAR WIRELESS LLC

Formed under the laws of the State of Delaware
I.R.S. Employer Identification Number 74-2955068

5565 Glenridge Connector, Atlanta, Georgia 30342
Telephone Number: (404) 236-6000

ITEM 5. OTHER EVENTS
SIGNATURE

ITEM 5. OTHER EVENTS

On May 25, 2004, Cingular Wireless LLC (“Cingular”) and T-Mobile USA (“T-Mobile”) announced that they would end their network infrastructure joint venture in New York, California and Nevada, with Cingular selling the California and Nevada network and certain California and Nevada spectrum to T-Mobile for approximately $2.5 billion.

Cingular will also receive 10MHz of spectrum from T-Mobile in the New York BTA as part of the dissolution terms originally agreed in 2001. T-Mobile, in addition to acquiring the network infrastructure in California and Nevada, will obtain 10MHz of additional spectrum from Cingular in the San Francisco, Sacramento and Las Vegas BTAs as well as an option to buy an additional 10MHz of spectrum in the Los Angeles and San Diego BTAs. Both Cingular and T-Mobile will retain their own customers.

The closing of the transaction is contingent upon the closing of Cingular’s acquisition of AT&T Wireless Services, Inc. In addition, the transaction is subject to approvals from the U.S. Federal Communications Commission and U.S. Department of Justice and other normal closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINGULAR WIRELESS LLC
Date: May 25, 2004	By:	/s/ Peter A. Ritcher
Peter A. Ritcher
Chief Financial Officer (Principal Financial Officer)

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